                                                                    Exhibit 10.5

                                    CONTRACT



                                     BETWEEN



                              TELEGLOBE CANADA INC.



                                       AND



                  AMERICAN COMPUTER AND ELECTRONICS CORPORATION

















                                                      Re: RETR Project
                                                          (Network Traffic Data)

                                                      Contract No.: A6748

CONTRACT NO.: A6748


CONTRACT ENTERED INTO BETWEEN:


         TELEGLOBE CANADA INC., a Canada business corporation having its registered office at 1000 de La Gauchetiere Street West, Montreal, Quebec, H3B 4X5, hereinafter called "TELEGLOBE",


AND:

         AMERICAN COMPUTER AND ELECTRONICS CORPORATION, a corporation having a place of business at 209 Perry Parkway, Gaithersburg, Maryland, U.S.A. 20877, hereinafter called the "Supplier",

THE PARTIES AGREE EACH WITH THE OTHER AS FOLLOWS:

SPECIFIC TERMS AND CONDITIONS

1.   OBJECT OF THE CONTRACT

     1.1 The Supplier shall develop, supply, deliver and install the software and the equipment as required in the specification no. 93-375, Last Revision dated August 10, 1994, attached hereto as Annex 2.

     1.2 The object of this contract shall also include the provision of all other materials and the carrying out of all other things required to be done, furnished and performed to fully execute same as per high trade standards.

2.   DELIVERY AND INSTALLATION

     2.1 The Supplier shall be responsible for making all arrangements and for all costs associated with delivery of the software and the equipment, including as applicable, the packaging, loading, shipping, unloading and insurance to the location where the software and the equipment is to be delivered and installed hereunder, which shall be:

                  Teleglobe Canada Inc.
                  Toronto International Center
                  825 Milner Avenue
                  Scarborough, Ontario Ml B 3C3

                  Teleglobe Canada Inc.
                  3033 Beta Avenue
                  Burnaby, British Columbia
                  V5G 4M9

                  Te.leglobe Canada Inc.
                  625 Belmont Street
                  Montreal, Quebec
                  H3B 3Cl

                  Teleglobe Canada Inc.
                  1441 Carrie-Derrick
                  Montreal, Quebec
                  H3C 4S9

          hereinafter called "the site" or "the sites".

     2.2 The Supplier shall also arrange for and be responsible for the cost of installation of the software and the equipment and of all services auxiliary or related to the carrying out of this contract at the site, including without limitation, elevator usage, water, temporary power and hoisting.

3.   CONTRACT PRICE

     3.1 In consideration of proper performance of this contract, payment of the contract price in the amount of (confidential material has been omitted and filed separately with the Commission.), in Canadian currency shall be made by TELEGLOBE to the Supplier, as per the schedule of payments contained in clause 4 hereof, and in accordance with all other conditions of payment herein.

     3.2 The contract price includes all delivery and installation charges, insurance cost and any taxes and charge which may apply at the site of manufacturing in the country of origin and import duties but excludes GST and provincial sales taxes which may be applicable to the software and equipment (as that term is defined in clause 1.6 of Annex 1) and services provided by the Supplier under the terms of the contract, which shall be reimbursed by TELEGLOBE to the Supplier upon proof of payment. In the event of changes in the form or applicability of duties and/or sales taxes, the contract price will be adjusted accordingly.

4.   PERFORMANCE OF WORK AND PROGRESS PAYMENTS

     4.1 Time is of the essence of this contract. The Supplier shall accordingly achieve and maintain a rate of progress which will ensure a timely performance of this contract in accordance with the following table showing the sequence of events and dates by which such events must be completed, as well as the associated progress payments payable to the Supplier.

               MILESTONE                      DATE                    PAYMENT
                                                                  (PERCENTAGE OF
                                                                     CONTRACT
                                                                      PRICE)

          Architecture Approval         August 19, 1994                 10%

          Functional Design Approval    1st Phase - Oct. 14, 1994        5%
                                        2nd Phase - Nov. 18, 1994        5%

          Complete Development          1st Phase - Nov. 25, 1994       15%
                                        2nd Phase - Feb. 24, 1995        5%

          HARDWARE DELIVERY

          (a) DCMS                      October 15, 1994                 5%

          (b) Stratus                   October 15, 1994                 5%

          (c) Hewlett Packard           November 15, 1994               10%

          Completion of delivery for    December 1st, 1994              ---
          Phase 1

          Provisional Acceptance        December 16, 1994               10%

          Completion of delivery for    March 31, 1995                  ---
          Phase 2

          Final Acceptance              April 21, 1995                  20%

          Release of Holdback           May, 1996                       10%


5.   NOTICES AND ELECTED DOMICILE

All notices pertaining to this contract shall be in writing and shall be sent to the respective following postal addresses or facsimile numbers:

5.1  For TELEGLOBE:

     Teleglobe Canada Inc.
     1000 de La Gauchetiere Street West
     Montreal, Quebec
     H3B 4X5

     Contract contact:   Mrs. Brigitte Aube, Contacts Administration
     Facsimile:          (514) 868-8043

     Technical contact:  Mr. Martin Demers
     Facsimile:          (514) 868-7834

5.2  For the Supplier:

     American Computer and Electronics Corporation
     209 Perry Parkway
     Gaithersburg, Maryland  20877
     U.S.A.

     Contract contact:   Mr. Thomas V. Russotto
     Technical contact:  Mr. W.T. Lamoreaux
     Facsimile:          (301) 921-0434

6.   EFFECTIVE DATE

     The effective date of this contract is July 20, 1994.

7.   APPLICABLE LAW AND LANGUAGES

     This contract shall be governed and interpreted in accordance with the laws in force in the Province of Quebec and the laws of Canada application therein. The parties have agreed that this contract shall be written in the English language only. Les parties ont convenu de rediger ce contrat en langue anglaise seulement.

8.   ARBITRATION

     Any difference, controversy or claim arising out of or relating to the contract, its interpretation or performance, shall be considered a Dispute. Any Dispute shall be subject to binding arbitration as provided hereafter.

     8.1 The Dispute shall diligently be notified by the aggrieved party to the other party. The notification shall be deemed diligently made if communicated to the other party within five (5) business days of the knowledge of the occurrence.

     8.2 Within (5) business days following such notification, each party shall prepare and disclose to the other party a brief on its position and within ten (10) days thereafter the parties shall prepare a common brief which shall contain all points of agreement and all points of disagreement in relation to the Dispute.

     8.3 Each party shall then within five (5) days of completing the common brief, submit the Dispute and the common brief to their respective Chief Executives with recommendation that the Chief Executives communicate with each other within a reasonable period with a view to resolving the Dispute.

     8.4 Notwithstanding clause 8.3 above, if no resolution of the Dispute has occurred after 90 days after the date on which a party has submitted the Dispute to his Chief Executive, then the Dispute shall be submitted for resolution by binding arbitration under the International Chamber of Commerce Rules of Conciliation and Arbitration in effect on the date the arbitration is submitted to the tribunal of arbitration. In such event:

          8.4.1 a sole arbitrator shall be appointed in accordance of said Rules, unless the parties agree in a particular case within thirty days of the submission of the Dispute for resolution by binding arbitration that the tribunal should consist of more than one arbitrator. Such arbitrator(s) shall be knowledgeable in the field of law involved;

          8.4.2 the place of arbitration shall be Quebec, Province of Quebec, Canada and the arbitration shall be conducted in the English language;

          8.4.3 responsibility for paying the costs of the arbitration, including the costs incurred by the parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal of arbitration;

          8.4.4 the award shall be rendered in the English language and shall state the reasons upon which it is based;

          8.4.5 the award shall be final and binding on the parties as from the date of it is made;

          8.4.6 the award of the tribunal of arbitration may be entered and enforced as a judgment against a party in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     8.5 Nothing in the foregoing shall prevent a party from initiating such conservatory measure proceedings as are necessary to protect any arm's length third party rights.

     8.6 The fact that a dispute is brought to arbitration does not relieve either party from its obligation to fulfill its commitments as provided by the contract.

9.   PERFORMANCE GUARANTEE

     9.1 The Supplier shall, within thirty (30) days following execution of this contract, deliver to TELEGLOBE a form of security, reasonably acceptable to TELEGLOBE, in the amount of sixty percent (60%) of the contract price and providing for the unconditional performance by the Supplier of its obligations under this contract (the "performance security"). Although to be issued for sixty percent (60%) of the contract price, the performance security will automatically reduce to twenty-five percent (25%) of the contract price upon provisional acceptance and to zero percent (O%) upon final acceptance. All costs for such security shall be paid by the Supplier.

     9.2 Notwithstanding anything to the contrary contained in this contract, until such performance security has been delivered to it, TELEGLOBE may withhold any amounts due to the Supplier.

     9.3 Upon delivery of the security to TELEGLOBE, it shall promptly pay to Supplier all withheld amounts.

10.  UNITED NATIONS CONVENTION

     The Parties intend to exclude the application of the United Nations Convention on Contract for the International Sale of Goods to this contract. Accordingly, this contract shall not be subject to the United Nations Convention for the International Sale of Goods but rather this contract shall be governed by the internal rules in force in the Province of Quebec.

11.  GOOD FAITH

     The Parties acknowledge to one another that each respectively intends to perform its obligations as specified in this contract in good faith.

12.  PARTIES TO ACT REASONABLY

     The Parties agree to act reasonably in exercising any discretion, judgment, approval or extension of time which may be required to effect the purpose and intent of this contract. Whenever the approval or consent of a party is required under this contract, such consent not be unreasonably withheld or delayed.

13.  ANNEXES

     The following annexed documents form an integral part of this contract:

     ANNEX 1 - GENERAL TERMS AND CONDITIONS;
     ANNEX 2 - SPECIFICATION No. 93-375, LAST REVISION DATED
               AUGUST 10, 1994;
     ANNEX 3 - LIST OF SOFTWARE AND EQUIPMENT;
     ANNEX 4 - INSURANCE REQUIREMENTS.
     ANNEX 5 - MUTUAL CONFIDENTIALITY AGREEMENT.

14.  COUNTERPARTS

     This contract may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

15.  BENEFIT OF THE CONTRACT

     This contract shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.


IN WITNESS WHEREOF the parties have signed on the dates and at the respective locations appearing hereunder.

At Montreal, Province of Quebec, on this 12th day of August, 1994.


                        TELEGLOBE CANADA INC.


                        Per: /s/
                            ------------------------------------
                        Title:  Vice President Network
                               ---------------------------------
                        Per: /s/ Guy Millette
                            ------------------------------------
                        Title:
                               ---------------------------------

At Gaithersburg, Maryland, of U.S.A. on this 17th day of August, 1994.



                        AMERICAN COMPUTER AND ELECTRONICS CORPORATION


                        Per: /s/ George T. Jimenez
                            ------------------------------------
                        Title:  President
                               ---------------------------------
                        Per: /s/ Thomas V. Russotto
                            ------------------------------------
                        Title:  Vice President
                               ---------------------------------

                                     ANNEX 1


                          GENERAL TERMS AND CONDITIONS

                                TABLE OF CONTENTS


NO.      ARTICLE                                                            PAGE

1.       DEFINITIONS......................................................

2.       OPERATIONAL REQUIREMENTS AND
           PROTECTION OF EXISTING SYSTEMS.................................

3.       CONDITION OF SITE................................................

4.       SUPERVISION AND REMOVAL OF PERSONNEL.............................

5.       SAFETY AND SECURITY..............................................

6.       EMERGENCIES......................................................
\
7.       DOCUMENTATION AND LABELING.......................................

8.       SPECIFICATIONS, DRAWINGS.........................................

9.       DEPARTURES FROM SPECIFICATION....................................

10.      CHANGE ORDERS....................................................

11.      LOCAL LAWS AND PERMITS...........................................

12.      IN-PLANT AND ON-SITE TESTING.....................................

13.      RIGHT TO USE SOFTWARE AND EQUIPMENT..............................

14.      PROVISIONAL ACCEPTANCE...........................................

15.      FINAL ACCEPTANCE.................................................

16.      CONDITIONS OF PAYMENT............................................

17.      PENALTY..........................................................

18.      TERMINATION FOR DEFAULT..........................................

19.      TITLE AND RISK...................................................

NO.      ARTICLE                                                            PAGE

20.      INDUSTRIAL AND INTELLECTUAL PROPERTY.............................

21.      SOURCE CODE AND OBJECTIVE CODE...................................

22.      WARRANTY AND SUPPLIER'S SUPPORT..................................

23.      INSURANCE........................................................

24.      INDEMNIFICATION..................................................

25.      PRIVILEGES, HYPOTHETICS OR LIENS, FOR
           LABOR, MATERIALS OR OTHERWISE..................................

26.      PUBLIC RELEASE OF INFORMATION....................................

27.      PATENTS AND OTHER INTELLECTUAL AND
           INDUSTRIAL PROPERTY............................................

28.      SUPPLIER NOT AGENT...............................................

29.      ASSIGNMENT AND SUBCONTRACTING....................................

30.      WHOLE CONTRACT...................................................

31.      INFORMATION FROM TELEGLOBE.......................................

32.      MEETINGS.........................................................

33.      CONFIDENTIALITY..................................................

34.      OPTIMIZATION OF R&D INCOME TAX BENEFITS..........................

35.      FORCE MAJEURE....................................................

36.      SURVIVAL.........................................................

37.      SEVERABILITY.....................................................

38.      AMENDMENTS AND WAIVER............................................

                                     ANNEX I

                          GENERAL TERMS AND CONDITIONS


1.  DEFINITIONS

    Unless the context otherwise requires, the following definitions shall apply to this contract:

    1.1 "contract" means and includes all these General Terms and Conditions and the Specific Terms and Conditions to which this document is annexed and any other documents referred to as forming part of this contract;

    1.2 "delivery" means and includes the shipping and unloading of the software and the equipment at the sites;

    1.3 "existing software" means the software already in possession of the Supplier as specified in Annexes 2 and 3 hereof;

    1.4 "installation" means the mechanical and electrical installation of the software and the equipment and includes the putting into place, fastening, connecting, testing, aligning and making ready for putting the software and the equipment into service;

    1.5 "Party" or "Parties" means either TELEGLOBE or the Supplier if used in the singular, and both TELEGLOBE and the Supplier if used in the plural.

    1.6 "software and equipment" means the existing software, the software enhancements, the equipment listed in Annex 3 and any other software or hardware components necessary to meet the requirements of the specification;

    1.7 "software enhancements" means the software functionality and related documentation developed by the Supplier exclusively for Teleglobe pursuant to this contract and specified in Annexes 2 and 3 hereof and includes all drawing, technical documentation, source code, object code and any other information related thereto;

    1.8 "specifications" means the description of the overall and detailed tasks and software and equipment requirements specified in Annex 2 and includes all technical definitions and descriptions, plans, drawings, designs and standards therein contained or referred to, and as may be prepared or utilized in carrying out this contract;

    1.9 "supplier's representative" means the employee or agent of the Supplier who is designated in writing by the Supplier as being in full charge of the operations of the Supplier on the site for the purposes of this contract.

2.  OPERATIONAL REQUIREMENTS AND PROTECTION OF EXISTING

    2.1 The Supplier shall at all times exercise all necessary precautions while working at the site not to interfere with the operation of existing systems or software and equipment located at or near the site. Any tasks carried out at the site shall be coordinated in advance with TELEGLOBE.

    2.2 The Supplier shall adequately protect at the site existing building structure, software and. equipment, installations and promises from any damage from water, dust, temperature extremes, impact and any other causes and agrees to assume all liability for any such damage attributable to his work or presence at the site.

3.  CONDITION OF SITE

         The Supplier shall at all times keep the site, including working and storage areas it uses, free from rubbish and waste material. If the Supplier fails to do so promptly, TELEGLOBE shall have the right to have the necessary cleaning up carried out at the Supplier's expense.

4.  SUPERVISION AND REMOVAL OF PERSONNEL

    4.1 When warranted by the tasks being performed, the Supplier shall have on the site a representative having authority to receive on behalf of the Supplier any request, instruction or other notice that may be given under the contract by TELEGLOBE and to respond thereto.

    4.2 The Supplier shall, at the request of TELEGLOBE, remove from the site any person there employed who, in the opinion of TELEGLOBE, is intemperate, disorderly, negligent, dishonest, incompetent or has otherwise been conducting himself improperly and the Supplier shall not permit a person so removed to return to the site.

5.  SAFETY AND SECURITY

    The Supplier shall at all times exercise all necessary precautions for the safety of his employees and those of his subcontractors and agents in compliance with all statutory requirements and shall also observe the safety, security and conduct rules and regulations of TELEGLOBE and or those of TELEGLOBE's lessor, as may apply, when working within the site area.

6.  EMERGENCIES

    TELEGLOBE has authority, in an emergency, to stop the Supplier's work or any part thereof whenever, in TELEGLOBE's opinion, such stoppage may be necessary for security reasons or to ensure the safety of persons, or neighboring property. The foregoing shall NOT imply any obligation for TELEGLOBE to exercise such authority nor impose any responsibility whatsoever upon TELEGLOBE, should TELEGLOBE not exercise said authority in any given circumstance.

7.  DOCUMENTATION AND LABELING

    The Supplier undertakes to provide TELEGLOBE all documentation and labeling specified in Annex 2 hereof in addition to that which is usually provided with the software and the equipment, and thereafter to make available and to offer to TELEGLOBE at reasonable price all pertinent new documentation, updates, editions or revisions of same.

8.  SPECIFICATIONS, DRAWINGS

    Subject to the provisions of clause 20.3 hereof, all specifications, samples and other information or documents furnished to the Supplier by TELEGLOBE in connection with this contract shall be used by the Supplier solely for the purpose of carrying out the object of this contract and for no other purpose except with the prior consent in writing of TELEGLOBE, and shall remain the property of TELEGLOBE and be returned to TELEGLOBE upon demand. All intellectual and industrial property in these documents when produced by TELEGLOBE shall vest in and remain at all times that of TELEGLOBE.

9.  DEPARTURES FROM SPECIFICATION

    9.1 All requests by the Supplier for departures from specification shall be submitted to TELEGLOBE in writing. Every such request shall include an analysis of the effect of said departure on the overall specification and on the contract price.

    9.2 TELEGLOBE reserves the right to either approve or reject in writing requests for such departure, at the discretion of TELEGLOBE and without obligation to justify any decision pertaining thereto.

10. CHANGE ORDERS

    10.1 TELEGLOBE shall have the right to order changes to the object of this contract, subject to the following conditions:

          10.1.1 TELEGLOBE shall first provide the Supplier with a written request giving details of the proposed change;

          10.1.2 within fifteen (15) days of receipt of this information, the Supplier shall advise TELEGLOBE of the details of any increase or decrease in the contract price, or revision in the time of completion, that would be required to implement the change. The proposed adjustment to the contract price and to time for completion, shall be fair and reasonable to both TELEGLOBE and the Supplier;

          10.1.3 TELEGLOBE may then, by written notice, authorize the Supplier to proceed with the change, which the Supplier shall then be obliged to implement in accordance with a mutually agreed upon timetable;

          10.1.4 if the change so directed by TELEGLOBE affects other obligations in addition to conditions of price or delivery, the Supplier shall so advise at the time of its quotation for the change. Unless such advice is received by TELEGLOBE, the change shall in no way after or void other obligations of the Supplier under this contract.

    10.2 In no event shall the Supplier proceed with changes prior to their written authorization by TELEGLOBE.


11. LOCAL LAWS AND PERMITS

    To the extent that same affects the Supplier's performance of its obligations under this contract, a the Supplier shall, at no additional cost to TELEGLOBE and to the complete exoneration of TELEGLOBE, comply with all applicable federal, provincial and municipal laws, by-laws and regulations, including those in force in the locality within which work is being executed hereunder.

12. IN-PLANT AND ON-SITE TESTING

    12.1 The Supplier shall notify TELEGLOBE of forthcoming final in-plant and on-site tests adequately in advance so that authorized representatives of TELEGLOBE may be present during any such tests. The Supplier shall further provide TELEGLOBE adequately in advance with complete test plans and test procedures, for TELEGLOBE's approval prior to commencement of final in-plant or on-site testing.

    12.2 Unless otherwise stipulated by the specifications or requested by TELEGLOBE, the software and the equipment shall not be shipped until such time as the software and the equipment has been tested in-plant to the satisfaction of TELEGLOBE.

    12.3 After installation, individual software and equipment tests and relevant system-level tests shall be performed on-site by the Supplier so as to verify that the performance is in accordance with the specification.

    12.4 The Supplier shall carry out retesting or additional testing at TELEGLOBE's request, as may be necessary to properly verify that the software and equipment operates in compliance with the requirements set out in this contract. The cost of retesting whether in-plant or on-site shall be at the Supplier's expense except that in the event that mutual agreement cannot be reached as to the reasonableness of retesting, then the Supplier shall repeat the test, and the cost of direct wages and travel expenses in respect of such retesting shall be borne by TELEGLOBE in the event that the results of the tests are the same as those previously recorded, within the said measurement tolerance stipulated in the specifications. If not within the measurement tolerance, such costs as well as the costs of retesting shall be at the Supplier's expense, including the cost to TELEGLOBE of direct wages and travel expenses related to such retesting.

    12.5 Should on-site testing with telecommunications traffic result in the Supplier, his employees or subcontractors, becoming aware of private communications, the Supplier agrees that such communications will not be disclosed and the Supplier undertakes to include appropriate provisions in any subcontracts with the view to protecting the confidentiality and privacy of communications. TELEGLOBE may also, as it deems necessary, specify other reasonable security requirements, and the Supplier agrees to ensure that his own and the subcontractors testing staff shall submit to such requirements and that they will meet the criteria established by TELEGLOBE to that affect.

13. RIGHT TO USE SOFTWARE AND EQUIPMENT

    TELEGLOBE shall not be prevented from commencing and continuing the use of the software and the equipment whether such software and equipment may or may not comply in all respects with the specification. However, such use by TELEGLOBE shall not imply, nor be construed as, nor constitute, provisional or final acceptance of the software and the equipment or any part thereof, neither shall it prejudice any of TELEGLOBE's rights under this contract, nor shall it relieve the Supplier from any of his obligations hereunder.

14. PROVISIONAL ACCEPTANCE

    14.1 The Supplier shall notify TELEGLOBE in writing when, in his opinion, all prerequisite conditions for provisional acceptance have been met. Within thirty (30) days following receipt of such notification TELEGLOBE shall advise the Supplier in writing that provisional acceptance is granted, or that, for stated reasons, provisional acceptance is withheld.

    14.2 Prerequisite conditions for provisional acceptance, in addition to full compliance with all other applicable terms and conditions of this contract, area

          14.2.1 completion of delivery of all software and equipment related to Phase 1 as defined in Annex 2;

          14.2.2 completion of all on-site tasks including installation and on-site testing of the Phase 1 as specified in Annex 2;

          14.2.3 receipt and approval by TELEGLOBE of all relevant documentation, including certified in-plant and on-site test records, with all departures from specification covered by written waivers.

    14.3 The granting of provisional acceptance by TELEGLOBE shall in no way release the Supplier from his liability, nor his obligation to perform in full conformity with all the requirements of this contract. If defects or deficiencies are found after provisional acceptance, TELEGLOBE will give written notice thereof to the Supplier who shall correct same within the shortest reasonable time. Failure by the Supplier to do so will entitle TELEGLOBE to have any such defects or deficiencies corrected at the Supplier's expense.

15. FINAL ACCEPTANCE

    15.1 The Supplier shall notify TELEGLOBE in writing when, in his opinion, all prerequisite conditions for final acceptance have been met. Within thirty (30) days following receipt of such notification, TELEGLOBE shall advise the Supplier in writing that final acceptance is granted or that, for stated reasons, final acceptance is withheld. Prerequisite conditions for final acceptance, in addition to full compliance with all the other terms and conditions of this contract, are as follows:

          15.1.1 completion of delivery of all software and equipment related to Phase 2 as defined in Annex 2.

          15.1.2 revisions and updates to all pertinent handbooks, manuals, drawings, and all other documentation have been completed and delivered to the satisfaction of TELEGLOBE;

          15.1.3 all defects and deficiencies have been corrected to the satisfaction of TELEGLOBE, and the performance of the software and the equipment of Phases 1 and 2 is in full accordance with the specification;

          15.1.4 written confirmation of the Supplier's employees or its subcontractor's employees with regard to the ownership of all software enhancements in accordance with clause 20.3 hereof;

          15.1.5 if requested by TELEGLOBE, submission by the Supplier of a sworn statement on title and liens, privileges or hypothecs in a form satisfactory to TELEGLOBE, in accordance with sub-clause 25.2 hereof;

          15.1.6 all final approval certificates required by any by-law or permits required for -the carrying out of this contract, have been issued and copied to TELEGLOBE.

16. CONDITIONS OF PAYMENT

    16.1 No progress payment shall become due and be paid until all events previously scheduled in clause 4 of the Specific Terms and Conditions of this contract, up to and including the event for which payment is invoiced, have been duly completed.

    16.2  Invoicing and payment shall be carried out as follows:

          16.2.1 all Supplier's invoices shall separately show any applicable sales taxes, duties or other levies;

          16.2.2 all invoices submitted under this contract shall indicate the contractor's GST registration number as well as the GST amount separately if applicable. Invoices not complying with the above will be returned to the contractor for correction. TELEGLOBE will not be liable to the contractor for any interest charges or other similar penalty for delays in making payments resulting from the foregoing;

          16.2.3 all invoices shall be addressed in triplicate to TELEGLOBE's Accounts Payable, 17th Floor, expressly stating the contract number appearing on the front page of this contract;

          16.2.4 subject to the conditions of this article, TELEGLOBE will pay the Supplier's invoices within thirty (30) days of their receipt.

    16.3 The making of any payment hereunder shall not be deemed as evidence that the event for which pa is made has been completed satisfactorily and shall not relieve the Supplier from the responsibility for full and satisfactory performance of this contract.

17. PENALTY

    17.1  Except in the event of:

          a)  force majeure as defined in clause 35 hereof;

          b) any emergency situation occurring under the provisions of clause 6 hereof;

          c) any default (whether or not intentional) or negligence on the part of TELEGLOBE;

          failure by the Supplier to meet the final acceptance date specified in this contract, shall result in the Supplier becoming indebted to TELEGLOBE, as a penalty for simple delay, and not as liquidated damages, for the amount one percent (1%) of the contract price for each calendar week of delay, commencing at zero hour one minute (00:01) the day after the provisional acceptance date specified herein, and ending on the date the Supplier has met the provisional acceptance requirements in accordance with this contract or on the date TELEGLOBE terminates this contract. The total amount of penalty under this clause shall not exceed ten percent (10%) of the contract price.

    17.2 Any delay or permission granted for completion of provisional acceptance requirements after the specified date for provisional acceptance, or any payment to TELEGLOBE of the penalty specified herein, shall not be construed as a waiver of or a bar to TELEGLOBE's rights to recover any damages and costs as a result of the Supplier's failure to perform in strict accordance with the terms of this contract, nor as a waiver of or a bar to TELEGLOBE's right to require full performance of this contract by the Supplier.

18. TERMINATION FOR DEFAULT

    18.1 Without prejudice to any other recourse or right of TELEGLOBE hereunder or at law, if the Supplier fails to satisfactorily deliver or install the software and the equipment or part of it on schedule, except in the event of force majeure as defined in clause 35 hereof, any emergency situations occurring under the provisions of clause 6 hereof or any default (whether or not intentional) or negligence on the part of TELEGLOBE, or if the Supplier is otherwise in default under this contract, TELEGLOBE may by written notice to the Supplier terminate this contract. In the event of such termination, the Supplier shall only be entitled to payment for that part of the software and the equipment, if severable, which has been accepted and delivered, provided that TELEGLOBE then determines that part to be truly useful.

    18.2 Should TELEGLOBE decide that it does not require any part of the software and the equipment, then the Supplier shall remove at its own expense any such part already delivered to the place of delivery, and notwithstanding that title to that software and equipment have vested in TELEGLOBE, such title shall revert back to the Supplier upon removal, and the Supplier shall, without prejudice to any claims TELEGLOBE may have hereunder or at law, reimburse TELEGLOBE forthwith all moneys paid by TELEGLOBE to the Supplier in respect of such part.

    18.3 TELEGLOBE may also terminate this contract should the Supplier become insolvent, file for bankruptcy, take advantage of any legal scheme for the relief of debtors, adopt a resolution for his winding-up or for the bulk sale of his assets, or if a petition in bankruptcy, for receivership or for winding-up is taken against him and is not contested or withdrawn within thirty (30) days from its inception.

    18.4 Upon the giving of such a notice, TELEGLOBE may by written notification within ten (10) days require the Supplier to deliver any software and equipment, work-in-process, parts or other material which the Supplier has specifically acquired or produced in accordance with this contract and the Supplier shall comply with such requirements within thirty (30) days. TELEGLOBE shall credit the Supplier, less the amount of any claim against the Supplier, the value of same.

    18.5 The total payment made to the Supplier pursuant to this clause, added to any other payment previously made hereunder and related to a particular part of the software and the equipment, shall not exceed the contract price applicable to the software and the equipment or to said particular part thereof, as may be modified, from time to time by the Parties, in accordance with clause 10 hereof.

    18.6 Upon termination for default, TELEGLOBE shall have the right to have the installation, if partially or unsatisfactorily completed hereunder, completed as per the specifications, the whole at the sole cost and expense of the Supplier Teleglobe acting reasonably, subject to any further recourses available to TELEGLOBE hereunder or at law.

    18.7 The Supplier may also terminate this contract if TELEGLOBE is in default under this contract for the payment of the Supplier invoices in accordance with clause 16 hereof.

    18.8 Except in the event as provided in clause 18.3, the right of either Party to invoke termination of this contract may only occur if the condition giving rise to the default is not remedied within thirty
          (30) days of receipt of written notice by the nondefaulting Party specifying such default.

19. TITLE AND RISK

    19.1 Title to the software enhancements, the equipment, documentation and spare parts shall vest in TELEGLOBE as soon as their delivery has taken place. However, when and if any software enhancements and equipment is rejected, its title shall revert to the Supplier upon notice of said rejection.

    19.2 Such vesting of the title in TELEGLOBE shall not be construed as an acceptance by TELEGLOBE, nor shall it affect or modify the other rights of TELEGLOBE hereunder or at law, nor shall it release in any way whatsoever the Supplier from any of his obligations and liabilities for defective workmanship, materials and performance, nor from his obligations leading up to final acceptance and full performance hereunder.

    19.3 Notwithstanding title having passed to TELEGLOBE or any insurance coverage that TELEGLOBE may benefit from, the Supplier shall bear the risk of all loss of or damage to any software and equipment until Final acceptance. In the event of such loss or damage, the Supplier shall repair and restore or replace the damaged or lost software and equipment and provide all necessary and associated work therefor, the whole at the Supplier's sole expense.

    19.4 In the event of termination for default as specified in clause 18 hereof, title to all software enhancements and equipment or work-in-process shall, in the event that TELEGLOBE should require the delivery of such software and equipment or work-in-process under the terms of such clause, vest in TELEGLOBE as soon as the delivery thereof has been completed.

20. INDUSTRIAL AND INTELLECTUAL PROPERTY

    20.1 The software enhancements shall be the sole property of TELEGLOBE and any patent, copyright, trade mark appellation or other industrial and intellectual property including moral rights, which may derive therefrom vests in TELEGLOBE.

    20.2 TELEGLOBE may register in its own name, any industrial or intellectual property rights pertaining to such software enhancements and the Supplier shall fully cooperate with TELEGLOBE in the process of such registration.

    20.3 The Supplier and TELEGLOBE express their mutual desire to enter into a "License Agreement" under which each Party will receive perpetual world wide, non-exclusive rights, to respectively license the software enhancements and the existing software in conjunction with their own software and other products. The relationship contemplates payments of license fees and royalties in amounts yet to be finalized. As well certain rights, obligations and limitations yet to be finalized and set out in the License Agreement. The Parties agree to negotiate the terms and the conditions of the License Agreement and to conclude same on or before November 11, 1994.

    20.4 The Supplier shall provide TELEGLOBE before final acceptance with a written confirmation of the Supplier's employees or its subcontractors' employees that the ownership of all software enhancements created by said employees, including the related copyrights, trade secrets, patent rights and moral rights will belong to TELEGLOBE.

    20.5 The Supplier grants or shall procure the granting to TELEGLOBE and at no additional charge a personnel, non-transferable and non-exclusive and worldwide right to use all existing software and related documentation.

    20.6 Subject to provisions of clause 20.3 hereof, the Supplier and TELEGLOBE will at all times and from time to time make complete and full disclosure to each other of all improvements of software enhancements and existing software, and shall deliver or make available to each other all documents, papers, drawings, records, designs, specifications, reports and other information relating thereto. The property of such improvements and the right to use it shall be governed by paragraphs 20.1 to 20.5 above.

21. SOURCE CODE AND OBJECTIVE CODE

    The supplier hereby agrees to remit to TELEGLOBE one copy of the source code and object code of the latest version of the existing software including the documentation pertaining hereto, at the same time of the delivery to TELEGLOBE of the source code and object code of the software enhancements in accordance with clauses 19 and 20 hereof. TELEGLOBE shall treat the copy of the source code and object code of the existing software as confidential and subject to clause 33 hereof. For purposes of clarity, TELEGLOBE expressly acknowledges and agrees that the existing software constitutes confidential information of the Supplier and is of great and central importance to and a valuable asset of the Supplier and is critical to its day to day operations. TELEGLOBE agrees that it will exercise the same degree of care and discretion with respect to this confidential information as it exercises in protecting its own confidential information and particularly in the case of the source code and all associated specifications, will seal and only access same as specifically authorized under the contract, and in particular, upon conclusion of the License Agreement referred to in clause 20.3.

22. WARRANTY AND SUPPLIER'S SUPPORT

    22.1 Notwithstanding inspection, provisional or final acceptance by TELEGLOBE, any other terms of the contract, and any other rights, remedies or warranties implied or imposed by law, the Supplier warrants that all software and equipment supplied under this contract is new, free from defects in design, material or workmanship, and that it is of proper quality and in full conformity with all the requirements of this contract and that all tasks performed hereunder are in conformity with recognized professional practices.

    22.2 The Supplier warrants that he has good title to all software and equipment, parts and components supplied, free and clear from all lions, privileges, hypothecs, encumbrances or any agreement by which an interest therein is retained by the original supplier or seller thereof, a financial institution, lender or any other party.

    22.3 At any time during the one (1) year after final acceptance is granted hereunder, hereinafter referred to as the warranty period, the Supplier at his own expense shall correct any finished work or replace without delay any software and equipment which is or becomes defective or which fails to conform to the specifications. TELEGLOBE will return the defective software and equipment to the Supplier who shall correct or replace same within a reasonable time. Where, in the opinion of TELEGLOBE, it is not expedient to remove such defective software and equipment from the site, the Supplier shall replace it or make it good at the site. If the Supplier fails to so perform promptly after notification from TELEGLOBE, TELEGLOBE may proceed to have corrections made by other means and the Supplier shall reimburse TELEGLOBE for all ensuing costs upon demand. If TELEGLOBE is required to proceed in securing corrections through a third party, TELEGLOBE will, prior to undertaking any evaluation or corrective measures, require such third party to execute a confidential nondisclosure agreement in favor of each TELEGLOBE and the Supplier.

    22.4 If repeated malfunctioning of the software and the equipment prior to or during the warranty period shows that such software and equipment cannot perform as specified, and if the Supplier has been given an opportunity to make it good, TELEGLOBE may, demand delivery of. new software and equipment meeting the specification and its installation at no extra cost under reserve of any other rights or remedies, and the Supplier shall then perform accordingly.

    22.5 The Supplier shall provide TELEGLOBE at a reasonable cost, technical support and advice concerning all aspects of the design, maintenance and operation of the software and the equipment, when required, to ensure the successful operation of the software and the equipment throughout its useful life.

    22.6 The Supplier warrants the availability of replacement parts and facilities to maintain all of the software and the equipment for at least ten (10) years. In the event that the Supplier cannot supply mechanically identical units or components due to obsolescence then the spares and replacements to be supplied shall be the functional equivalents of the original parts. In addition, the Supplier shall carry out as practicable at reasonable cost to TELEGLOBE, any necessary adaptive engineering necessary and shall provide all implementation documentation.

23. INSURANCE

    23.1 The Supplier shall at no additional cost to TELEGLOBE maintain the insurance coverage set out in the Annex 4 attached to this contract.

    23.2 The insurance coverage to be provided hereunder by the Supplier or any other insurance coverage that TELEGLOBE may benefit from, shall in no manner restrict or limit the Supplier's obligations hereunder. Furthermore, any such insurance coverage provided by the Supplier shall be considered as primary coverage to any other valid and collectible insurance that TELEGLOBE may benefit from.

24. INDEMNIFICATION

    The Parties shall indemnify and hold one another harmless from and against any and all payments and liabilities for payment of compensation or damages which either Party may be required or held liable to make, to or on account of the other Party, or which otherwise arises out of or is connected with this contract. This indemnity shall extend to any and all losses, damages, suits, proceedings or obligations of any kind incurred by, or directed against either Party on account of any act or omission of the other Party. Furthermore, the responsible Party shall defend at its expense any such suits and proceedings and shall pay all expenses incurred, fines imposed and satisfy all judgments rendered against the wronged party in connection therewith.

25. PRIVILEGES, HYPOTHECS OR LIENS, FOR LABOR, MATERIALS OR OTHERWISE

    25.1 The Supplier shall promptly pay for all labor and material used in the manufacturing, installation and testing of the software and the equipment, and in the event of failure by the Supplier at any time to do so, which in the opinion of TELEGLOBE is without legal cause, TELEGLOBE may retain from all monies due or to become due to the Supplier such amount of money as TELEGLOBE may deem sufficient to pay for the same, obtain title, or to secure TELEGLOBE from loss by such non-payment. TELEGLOBE may at its option pay for such labor, services, or material, or any of the same, out of the monies so retained by it, and shall thereby obtain title to the portion of the software and the software and the equipment so paid for.

    25.2 Before final acceptance is granted by TELEGLOBE the Supplier shall furnish, if requested to do so by TELEGLOBE, a solemn declaration and or a title search or registration certificate satisfactory to TELEGLOBE that the software and the equipment and any other property of TELEGLOBE or are free and clear from all privileges or liens for labor, materials, or otherwise, from any other encumbrances and that no claim then exists in respect of which a privilege, prior claims, hypothecs or lien upon the said software and equipment or property of TELEGLOBE could or might attach or suit be brought against TELEGLOBE arising in respect of this contract.

    25.3 The Supplier hereby waives, renounces and releases all privileges, prior claims, hypothecs or liens now existing or that may hereafter exist for labor performed or for materials or software and equipment furnished under this contract upon the buildings in which work is or has been executed and upon the lands on which same are situated or upon any other property, and agrees to furnish a good and sufficient release of privilege or lien from every person furnishing labor or materials under this contract. The Supplier further agrees that no privilege, prior claims, hypothecs or lien, or "lis pendens" or other document purporting to claim any privilege, prior claims, hypothecs or interest with respect to the said buildings and lands or any other property, shall be registered against same, upon pain of liability for all damages which may be incurred by said registration inclusive of all costs and fees necessary to remove, radiate, strike out or cause to acquit or discharge same.

26. PUBLIC RELEASE OF INFORMATION

    Either Party shall obtain the written consent of the other Party concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases, concerning this contract, within a reasonable time prior to the proposed release of such information. Either Party shall not use the name of the other Party or any of its trademarks or those of its affiliates or corporation controlling or under the same control of such other Party without first obtaining the written consent of the other Party.

27. PATENTS AND OTHER INTELLECTUAL AND INDUSTRIAL PROPERTY

    27.1 The Supplier shall hold harmless TELEGLOBE, its employees and agents from and against, and will defend or settle at his expense, any claim, suit or proceeding brought against TELEGLOBE, its employees or agents on the issue of infringement or alleged infringement of any patent, copyright, trademark, industrial design or other form of intellectual or industrial property, or unauthorized use or disclosure of information, in respect of the object of this contract. The Supplier shall indemnify TELEGLOBE for any loss, damage or expense whatsoever, including any settlement of final payment, legal fees and costs, royalties and other sums payable in connection with the carrying out of this contract or the use of or disposal of the software and the equipment by TELEGLOBE, ensuing from any such claim, suit or proceeding.

    27.2 TELEGLOBE undertakes to notify the Supplier promptly in writing of any such claim, suit or proceeding. Upon the written request of the Supplier and at his expense, TELEGLOBE further undertakes to give him proper and full information, assistance and authority, as are available to TELEGLOBE, to settle or to defend any such claim, suit or proceeding.

    27.3 In the event that the Supplier is unable to settle any such claim, suit or proceeding or make arrangements or provide alternate software and equipment whereby its use by TELEGLOBE will be non-infringing and satisfactory to TELEGLOBE, then the Supplier shall be liable to

          TELEGLOBE for TELEGLOBE's additional costs and damages arising as a result of such impediment and TELEGLOBE shall have the right to terminate this contract for default, return the software and the equipment at the Supplier's cost and claim back the price shown in this contract for such software and equipment.

28. SUPPLIER NOT AGENT

    The Supplier expressly acknowledges that he is an independent contractor and that this contract shall not in any way constitute nor appoint, nor authorize the Supplier, his subcontractors or his employees or agents to act as employees, partners or agents of TELEGLOBE, and that furthermore no tax, assessment or legal liability of the Supplier, his subcontractors or his employees or agents becomes, by reason of this contract, an obligation of TELEGLOBE.

29. ASSIGNMENT AND SUBCONTRACTING

    29.1 The Supplier may not assign the whole or any part of this contract nor subcontract any of his work hereunder without the prior written consent of TELEGLOBE which shall not be unreasonably withheld or unduly delayed. Any assignment or subcontracting made without such consent shall be of no effect against TELEGLOBE.

    29.2 TELEGLOBE may assign, transfer, sell or dispose any of its rights or obligations hereunder or under any software license related thereto to a legal successor, a statutorily designated assignee, or a subsidiary of, or a corporation or entity controlling or under the same control as TELEGLOBE, in which case a written notice to the Supplier shall be given in a timely manner.

30. WHOLE CONTRACT

    The express terms and conditions of this contract agreed to by the parties, are the only ones upon which any of their contractual rights and obligations are to be founded and, without. limiting the generality of the foregoing, this contract supersedes all previous communications, negotiations and agreements, either written or oral, relating to the object of this contract. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the Parties other than as expressly set, forth in this contract.

31. INFORMATION FROM TELEGLOBE

    31.1 The Supplier shall use its best efforts to identify all information or documentation required from TELEGLOBE to perform the Work.

          However, if in execution of the Work, the Supplier shall require additional information or documents from TELEGLOBE, TELEGLOBE shall provide same, if possible, promptly upon written request and reasonable notice from the Supplier. If TELEGLOBE fails to respond to any request for information or documents as herein provided and failure to provide such information or documents results in the Supplier not being able to meet the Milestone dates, they shall be extended by the length of the delay occasioned by such cause, or, if necessary the Work shall be redefined by the parties.

    31.2 As an alternative to extension of any Milestone, TELEGLOBE may direct the Supplier in writing to make assumptions regarding the information or documents required by the Supplier from TELEGLOBE. TELEGLOBE must approve any assumptions made by the Supplier prior to their implementation into the Work, and if such assumptions are subsequently shown to be invalid, TELEGLOBE may authorize the Supplier in writing to proceed with any necessary re-work.

32. MEETINGS

    At the request of either party, TELEGLOBE and the Supplier shall meet to discuss matters related to the Work including progress, review of results, analysis of problems, financial expenditures, adequacy of information to be provided by TELEGLOBE pursuant to Article 6 and changes in the Work.

33. CONFIDENTIALITY

    All information of the parties exchanged will be subject to the obligation of the Mutual Confidentiality Agreement between the parties attached hereto as Annex 5. The provisions of the Mutual Confidentiality Agreement shall continue in full force and effect save and except for clause 16 thereof which shall be extended to five (5) years from the contract date.

34. OPTIMIZATION OF R&D INCOME TAX BENEFITS

    34.1 TELEGLOBE intends to claim Income Tax benefits regarding these expenditures. To this end, the Supplier shall optimize labor and material expenditures in carrying out the Work, to the full extend to which they are procurable consistent with proper economy and expeditious carry out of the Work.

    34.2 The supplier shall provide at TELEGLOBE's expense documentary assistance to TELEGLOBE in the qualification of these expenditures under the then current Canadian Federal and Provincial Scientific Research and Experimental Development taxation regulations.

35. FORCE MAJEURE

    Neither party to this contract shall be liable for failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its reasonable control. In the event of any such delay the date any delivery or performance hereunder shall be extended by the length of the delay occasioned by such cause. In the event the Supplier's production is curtailed, the Supplier may allocate its available production, as reasonably equitable in its opinion, among its various customers, following consultation with its customers.

36. SURVIVAL

    The terms and conditions contained in this contract that by their sense and context and more particularly articles 20, 26, 27 and 29 are intended to survive the performance thereof or hereof by either or both parties shall survive the completion of the performance and termination of this contract.

37. SEVERABILITY

    In the event that one or more provisions contained in the contract or any contract required hereunder to be delivered, shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

38. AMENDMENTS AND WAIVER

    No modification of or amendment to this contract shall be valid or binding unless set forth in writing and duly executed by both of the Parties hereto and no waiver of any breach of any term or provision of this contract shall be effective or binding unless made in writing and signed by the Party purporting to give the same and unless otherwise provided, shall be limited to the specific breach waived.

(Annexes 2 and 3 are confidential and have been omitted and filed separately with the Commission.)